EXHIBIT 23.3


                  [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER]

                                November 2, 2006



Maria Pasquale, Esq.
Vice President, Legal & Chief Counsel
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901

RE:   S-3 Registration Statement

Dear Maria:

      This will confirm that Kleinfeld, Kaplan and Becker hereby consents to the use of our name in Celgene's current Registration Statement on Form S-3 as experts in matters relating to the administration and enforcement of the Federal Food, Drug and Cosmetic Act and implementing regulations.

                                          Very truly yours,

                                          Kleinfeld, Kaplan and Becker

                                             /s/ Thomas O. Henteleff
                                          --------------------------------------
                                             Thomas O. Henteleff

                                             /s/ Richard S. Morey
                                          --------------------------------------
                                             Richard S. Morey